World Wireless Communications, Inc.
Computation of Weighted Average Common and Common Equivalent Shares Outstanding For the Nine Months Ended September 30, 1997


  Date                                                     No.           Days       Weighted
  Issued       Issued to                                 Shares       Outstanding    Average
 --------------------------------------------------------------------------------------------
                                                                                                  Common stock Equivalents
                                                                                             --------------------------------------
                                                                                             Date                          C/S
                                                                                             Granted      Days          Equivalents
                                                                                             --------------------------------------
  Balance 12-31-96                                       5,663,000          273    5,663,000
    01/15/97   Cash private placement                      557,857          258      527,206    01/15/97         0            0
    01/15/97   Conversion of debt                            5,630          258        5,321    12/31/96        15          309
    02/12/97   Cash private placement                      500,000          230      421,245    02/12/97         0            0
    02/12/97   Digital Radio acquisition                 1,798,100          230    1,514,883    02/12/97         0            0
    03/06/97   Exercise of Warrants                        500,000          208      380,952    02/12/97        22       40,293
    04/23/97   Cash private placement                      500,000          160      293,040    04/23/97         0            0
    08/08197   Cash private placement                      500,000           53       97,070    08/08/97         0            0
    08/08/97   Exercise of DRCC stock options               10,513           53        2,041    02/12/97       177        6,816
    08/26/97   Exercise of DRCC stock options                  139           35           18    02/12/97       195           99
                                                        ----------          ---   ----------

  Common shares                                         10,035,239                  8,904,776
                                                        ==========

    09/30/97 Stock options                                 258,000                              12/01/96       273      258,000
    09/30/97 Stock options                                 150,000                              01/15/97       258      141,758
    09/30/97 Stock options - Remaining DRCC                191,248                              02/12/97       230      161,125
                                                                                                                        -------
  Common equivalent shares                                                           608,401                            608,401
                                                                                                                        =======

  Weighted Average Common and Common
  Equivalent Shares Outstanding                                                    9,513,177

  Net Loss                                                                        (9,493,135)
                                                                                  ----------

  Net Loss Per Common and Common Equivalent Share                                     (1 .00)
                                                                                  ----------

 World Wireless Communications, Inc.
 Computation of Weighted Average Common and Common Equivalent Shares Outstanding For the Nine Months Ended September 30, 1996

  Date                                                No.        Days      Weighted
  Issued       Issued to                            Shares    Outstanding   Average
 --------------------------------------------------------------------------------------------
                                                                                                  Common stock Equivalents
                                                                                             --------------------------------------
                                                                                             Date                          C/S
                                                                                             Granted      Days          Equivalents
                                                                                             --------------------------------------

 Balance 12-31-95                                  1,132,140        274   1,132,140
   03/28/96  Debt conversion                       1,892,860        186   1,284,934         12/29/95               88     607,926
   03/15/96  Private placement                       200,000        199     145,255         03/15/96                0           0
   04/25/96  Private placement                        12,900        158       7,439         04/25/96                0           0
   05/02/96  Private placement                         6,200        151       3,417         05/02/96                0           0
   05/21/96  Private placement                        75,000        132      36,131         05/21/96                0           0
   05/21/96  Private placement                         5,900        132       2,842         05/21/96                0           0
   04/15/96  Services                                  7,000        168       4,292         12/01/95              106       2,708
   06/30/96  Unit offering                            22,220         92       7,461         06/30/96                0           0
   09/30/96  Unit offering                           234,160          0           0         09/30/96                0           0
                                                     -------       ----    --------

 Common shares                                     3,588,380              2,623,911
                                                   =========
   09/30/96 Debt conversion                          350,000                                06/30/96               92     117,518
   09/30/96 Debt conversion                          730,000                                09/30/96                0           0
                                                                                                                          -------
 Common equivalent shares                                                    728,152                                      728,152
                                                                             -------                                      =======
 Weighted Average Common and Common
 Equivalent Shares Outstanding                                             3,352,063

 Net Loss                                                                   (885,066)
                                                                            ---------
 Net Loss Per Common and Common Equivalent Share                               (0.26)
                                                                            =========


 World Wireless Communications, Inc.
 Computation of Weighted Average Common and Common Equivalent Shares Outstanding For the Year Ended December 31, 1996

   Date                                           No.            Days      Weighted
  Issued       Issued to                        Shares       Outstanding   Average
 --------------------------------------------------------------------------------------------
                                                                                               Common stock Equivalents
                                                                                          --------------------------------------
                                                                                          Date                          C/S
                                                                                          Granted      Days          Equivalents
                                                                                          --------------------------------------
Balance 12-31-95                              1,132,140            366    1,132,140
    03/28/96   Debt conversion                1,892,860            278    1,437,746      12/29/95              88       455,114
    03/15/96   Private placement                200,000            291      159,016      03/15/96               0             0
    04/25/96   Private placement                 12,900            250        8,811      04/25/96               0             0
    05/02/96   Private placement                  6,200            243        4,116      05/02/96               0             0
    05/21/96   Private placement                 75,000            224       45,902      05/21/96               0             0
    05/21/96   Private placement                  5,900            224        3,611      05/21/96               0             0
    04/15/96   Services                           7,000            260        4,973      12/01/95             106         2,027
    06/30/96   Unit offering                     22,220            184       11,171      06/30/96               0             0
    09/30/96   Unit offering                    234,160             92       58,860      09/30/96               0             0
    12/30/96   Unit offering                    343,620              1          939      12/30/96               0             0
    10/16/96   Debt conversion                  350,000             76       72,678      06/30/96             108       103,279
    11/08/96   Debt conversion                  730,000             53      105,710      09/30/96              39        77,787
    12/17/96   Debt conversion                  120,000             14        4,590      12/17/96               0             0
    12/17/96   For interest on debt conv.        11,000             14          421      06/30/96             170         5,109
    10/28/96   ECA Acquis. Services             520,000             64       90,929      10/28/96               0             0
                                              ---------                   ---------
 Common shares                                5,663,000                   3,141,613
                                              =========
      12/31/96 Stock options                    258,000                                  12/01/96               30       21,148
                                                                                                                        -------
 Common equivalent shares                                                   664,464                                     664,464
                                                                         ----------                                     =======
 Weighted Average Common and Common
 Equivalent Shares Outstanding                                            3,806,077
                                                                         ----------
 Net Loss                                                                (3,236,657)
                                                                         ==========

 Net Loss Per Common and Common Equivalent Share                              (0.85)
                                                                         ===========


 World Wireless Communications, Inc.
 Computation of Weighted Average Common and Common Equivalent Shares Outstanding For the Period From April 10, 1995 (Date of Inception) Through December 31, 1995

  Date                                                     No.       Days       Weighted
  Issued       Issued to                                 Shares   Outstanding    Average
 ----------------------------------------------------------------------------------------
  04/10/95  Dan Maxwell                                420,000         265       420,000
  04/10/95  Gary Christiansen                          600,000         265       600,000
  06/01/95  Lawrence John                               30,000         213        24,113
  09/29/95  Peterson cash                               30,303          93        10,635
  09/29/95  Peterson services                           25,795          93         9,052
  10/09/95  Peterson cash                               30,303          83         9,491
  10/09/95  Peterson services                           25,795          83         8,079
  10/13/95  Peterson cash                               63,636          79        18,971
  10/13/95  Peterson services                           54,169          79        16,148
  05/05/95  Christiansen - cash                        (13,383)        240       (12,120)
  05/17/95  Christiansen - cash                        (20,074)        228       (17,272)
  07/11/95  Christiansen - cash                         (4,461)        173        (2,912)
  07/18/95  Christiansen - cash                         (4,461)        166        (2,794)
  09/29/95  Christiansen - DataGrowth                  (22,305)         93        (7,828)
  10/09/95  Christiansen - DataGrowth                  (22,305)         83        (6,986)
  10/13/95  Christiansen - DataGrowth                  (46,840)         79       (13,964)
  11/15/95  Christiansen - Robsal                     (111,524)         46       (19,359)
  11/15/95  Christiansen - Note                       (354,647)         46       (61,561)
  11/16/95  Dixon & Salaman - cash pmt                  15,152          45         2,573
  11/16/95  Dixon & Salaman - fee                       91,988          45        15,621
  11/15/95  Jonathan Rahn - services                   320,000          46        55,547
  11/16/95  Dixon - fee                                 25,000          45         4,245
                                                     ---------                ----------
                                                     1,132,140
                                                     =========
  Weighted Average Shares Outstanding                                          1,049,679

  Net Loss                                                                      (270,736)
                                                                              ----------
  Net Loss Per Common Share                                                        (0.26)
                                                                              ==========